UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2011

EDGEWAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15333 Avenue of Science
San Diego, CA 92128
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 14, 2011, EdgeWave, Inc., a Delaware corporation (the “Company”), and Louis E. Ryan entered into an Amended and Restated Employment Agreement (the “Employment Agreement”).

The Employment Agreement has an effective date of July 1, 2011.  Pursuant to the terms of the Employment Agreement, Mr. Ryan shall be employed as Chief Executive Officer and be entitled to receive payments of $14,583.33 (before deductions made at Employee's request, if any, and deductions required by federal, state and local law) twice per month (the “Base Salary”), which equates to an annualized amount of $350,000. Additionally, the Company will also grant Mr. Ryan 200,000 restricted shares of the Company’s Common Stock out of the Company’s 2010 Employee, Director, and Consultant Equity Incentive Plan at a per share purchase price of $0.01 and with no Company Lapsing Forfeiture Right (as such term is defined in the 2010 Employee, Director, and Consultant Equity Incentive Plan once granted. The Company will also reimburse Mr. Ryan for housing and automobile related expenses in an amount not to exceed five thousand dollars ($5,000) per month pursuant to the Company’s accountable plan. The Employment Agreement has a term of twenty-four (24) months, after which the Mr. Ryan’s employment shall continue on an “at-will” basis (unless the parties enter into a new contract).

In the event that Employee shall be terminated by the Company without “Cause”, shall resign for “Good Reason” or shall be terminated in connection with a Change of Control (as these terms are defined in the Employment Agreement) during the initial twenty-four month term, then Employee shall receive from the Company following the date of such termination, with appropriate deductions and withholdings, (i) the Base Salary for the remaining term of the Employment Agreement, but no less than for a period of twelve (12) months from the date of termination payable semi-monthly in accordance with Company’s regular payroll practices, (ii) COBRA premium until the earlier of the expiration of the severance period or until Employee finds another job that provides at least substantially similar health insurance, and (iii)  the acceleration by twelve (12) months of Employee’s unvested stock options.

In the event that Employee shall be terminated by the Company for failing to achieve performance targets set by the Company, Employee shall receive from the Company following the date of such termination, with appropriate deductions and withholdings, (i) the Base Salary for a period of six (6) months from the date of termination payable semi-monthly in accordance with the Company’s regular payroll practices, (ii) COBRA premium until the earlier of the expiration of the six months severance period or until Employee finds another job that provides at least substantially similar health insurance, and (iii)  the acceleration by six (6) months of Employee’s unvested stock options.

The preceding description of the Employment Agreement is summary in nature and does not purport to be complete. It should be read in conjunction with a review of the Employment Agreement, and is qualified in its entirety by reference to the Employment Agreement. The full text of the Employment Agreement is attached as Exhibit 10.1 to this Report and is incorporated by reference herein.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure requirement of this Item 5.02 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between EdgeWave, Inc. and Louis E. Ryan dated September 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EDGEWAVE, INC.

Dated: September 30, 2011	By:	/s/ Louis E. Ryan
Louis E. Ryan
Chief Executive Officer and Chairman of the Board of Directors